Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Oilsand Quest Inc.:

We consent to the incorporation by reference in this registration statement on Form S-3 of

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our report dated June 25, 2008 (except as to note 2 which is as of July 29, 2009), with respect to the consolidated balance sheet of the Company as of April 30, 2008, and the related consolidated statements of operations, stockholders’ equity, comprehensive loss, and cash flows for the year ended April 30, 2008 and for the period from inception on April 3, 1998 to April 30, 2008 and

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our report dated June 25, 2008 (except as to paragraphs 3 through 6 of Management’s Report on Internal Control over Financial Reporting (as restated), which are as of July 29, 2009) with respect to the effectiveness of internal control over financial reporting as of April 30, 2008, which reports appear in the Amendment No. 2 of the April 30, 2008 annual report on Form 10-K of the Company, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated June 25, 2008 (except as to paragraphs 3 through 6 of Management’s Report on Internal Control over Financial Reporting (as restated), which are as of July 29, 2009), on the effectiveness of internal control over financial reporting as of April 30, 2008, expresses our opinion that Oilsands Quest Inc. did not maintain effective internal control over financial reporting as of April 30, 2008 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the Company not maintaining effective processes and controls over the accounting for and reporting of complex and non-routine transactions has been identified and included in management’s restated assessment of the effectiveness of internal control over financial reporting.

As discussed in note 2 to the consolidated financial statements, the April 30, 2008 consolidated financial statements have been restated to correct misstatements.

/s/  KPMG LLP

Calgary, Canada

July 29, 2009